Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Pineapple Energy Inc. of our report dated May 16, 2022, relating to the combined financial statements of Hawaii Energy Connection, LLC and E Gear, LLC, appearing in the Form 8 K/A of Pineapple Energy Inc. dated May 19, 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US LLP

Minneapolis, Minnesota

August 25, 2022